Exhibit 10.1

SECOND AMENDMENT TO
EMPLOYMENT AGREEMENT

This Second Amendment, made as of July 21, 2010, by and between Minerals Technologies Inc., a Delaware corporation (the “Employer”) and Joseph C. Muscari (the “Executive”).

WHEREAS, the Employer and the Executive previously entered into an employment agreement, dated November 27, 2006, which was subsequently amended by the First Amendment thereto, dated as of December 18, 2008 (as amended thereby, the “Employment Agreement”); and

WHEREAS, the Employer and the Executive now wish to amend the Employment Agreement to extend its expiration date and make certain conforming revisions in connection therewith.

NOW, THEREFORE, the Employer and the Executive hereby amend the Employment Agreement, effective July 21, 2010, as follows:

1.           The second sentence of Section 1(a) is hereby amended to read as follows:

For purposes of this Agreement, “Term” shall mean a period of six (6) years beginning on the Commencement Date and ending on the day before the sixth anniversary thereof, but not earlier than March 1, 2013.

2.           Section 1(c) is hereby amended by adding the following sentence at the end thereof:

The awards to be made in 2012 will vest in 2013 on the first anniversary of each award.

3.           The first three sentences of the second paragraph of Section 3 are hereby amended to read as follows:

Following March 1, 2012, Employer will provide the Executive with a pre-tax Lump Sum Payment (LSP), as agreed between Employer and Executive at the Commencement Date, in the amount of $3,950,000 which will replace certain retirement benefits which Executive would have earned had he remained with his prior company.  This LSP shall be calculated as the present value, as of March 1, 2012, of an annual joint & survivor annuity for the lives of the Executive and his spouse, should he predecease her, of approximately $65,000 per year for each year of continuous employment.  The LSP will be paid to the Executive in a single lump sum payment as soon as administratively practicable, but no later than 90 days, following March 1, 2012, if he is continuously employed by the Employer through such date.

[Remainder of Page Intentionally Left Blank]

*           *           *

IN WITNESS WHEREOF, the Employer and the Executive have executed and delivered this amendment effective as of the date shown above.

MINERALS TECHNOLOGIES INC.

By:	/s/ Thomas J. Meek	July 21, 2010
	Thomas J. Meek	Date
Vice President, General Counsel and Secretary

By:	/s/ D. Randy Harrison	July 21, 2010
	D. Randy Harrison	Date
Sr. Vice-President of Organization and Human Resources

By:	/s/ Michael F. Pasquale	July 21, 2010
	Michael F. Pasquale	Date
Chairman, Minerals Technologies Inc. Compensation Committee

Agreed to by:

	/s/ Joseph C. Muscari	July 21, 2010
	Joseph C. Muscari	Date